UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 29, 2004

ENTERPRISE FINANCIAL SERVICES CORP

(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec, St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(314) 725-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03(a) Amendments to Bylaws.

(1)	Effective October 29, 2004 the Board of Directors of Enterprise Financial Services Corp (the “Corporation”) adopted amendments to the Corporation’s Bylaws. A copy of the Bylaws as amended is attached as Exhibit 99.1 to this Form 8-K

(2)	The amendments to the Bylaws are as follows:

Section 2.1 was amended to clarify the method for determining the time and place of meetings of stockholders and to specify that the time and place of such meetings is to be designated by the Board of Directors.

Section 2.2 was amended to provide that the date of the annual meeting of stockholders shall be determined by the Board of Directors, which date shall be within 13 months of the last annual meeting of stockholders.

New Sections 2.2.1 through 2.2.5 were added to set forth procedures for annual stockholder meetings and determining what business can be conducted at such meetings.

Section 2.3 was amended to provide that special meetings of stockholders could be called by the Chairman of the Board and the Board of Directors, in addition to the President, and that at such a special meeting only matters specified in the call for the meeting could be considered.

Section 2.7 was amended to provide that the list of stockholders to be made available prior to a meeting of stockholders is to be made available at the principal office of the Corporation.

Section 2.9 was amended to specify that all elections at meetings of stockholders shall be determined by a plurality of votes cast, and, except as required by law, all other matters are to be determined by a majority of the votes cast.

Section 2.12 was amended to specify which officer shall preside at meetings of stockholders and how such meetings shall be organized.

Section 2.13 was amended to permit the Board of Directors to adopt rules and regulations for the conduct of stockholder meetings.

Section 3.1 was amended to clarify the general powers of the Board of Directors.

Section 3.2 was amended to conform the provisions for setting the number of directors with the Corporation’s Certificate of Incorporation and to require all directors to be stockholders of the Corporation except as otherwise determined by the Board of Directors for good cause.

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Section 3.3 was amended to provide that directors to be elected at the annual meeting of stockholders shall be elected by ballot by the holders of stock entitled to vote.

Section 3.4 was amended to clarify the provisions for filling newly created directorships and vacancies and to provide that no decrease in the number of authorized directors shall shorten the term of any incumbent director.

Section 3.11 was amended to specify the method for giving notice of special meetings of the Board of Directors.

Section 3.14 was amended to provide that meetings of the Board of Directors are to be presided over by the Chairman of the Board or other specified officers in his absence.

Section 3.15 was amended to clarify that a majority of the whole Board of Directors shall constitute a quorum.

Section 3.16 was amended to permit directors to consent to actions by electronic transmission.

Section 3.17 was added requiring directors to designate addresses and fax numbers for purposes of notices and providing that a director who failed to provide such information would be deemed to have waived notice of meetings.

Section 4.2 was added to permit Board committees to adopt rules for the conduct of their business.

Section 5.1 was amended to provide for the offices of Chairman and Vice Chairman.

Section 5.6 was amended to provide that the Chief Executive Officer may be either the Chairman of the Board or the President as designated by the Board of Directors.

Section 5.7 was added to provide that the Chairman of the Board shall preside over all meetings of the Board of Directors and stockholders.

Article 8 was amended to clarify and expend the provisions for indemnification of officers and directors.

Article 13 was amended to clarify provisions for amendment of the Bylaws.

Various provisions of the Bylaws have been conformed and renumbered to reflect the amendments described above. References to numbered sections of the Bylaws above reflect the Bylaws as amended.

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Item 8.01 Other Events.

On November 1, 2004, the Corporation issued a press release announcing that its Board of Directors has authorized a stock repurchase plan pursuant to which the Corporation may repurchase up to 500,000 shares of its common stock. A copy of the press release is attached as Exhibit 99.2 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1	Bylaws of Enterprise Financial Services Corp

99.2	Enterprise Financial Services Corp Press Release dated November 1, 2004

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2004

ENTERPRISE FINANCIAL SERVICES CORP

By:	/s/ Kevin C. Eichner
Kevin C. Eichner
Chief Executive Officer

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